FOR IMMEDIATE RELEASE

ELEPHANT & CASTLE GROUP INC.

UPDATE ON STATUS OF PLAN OF ARRANGEMENT

VANCOUVER, BRITISH COLUMBIA, CANADA – March 16, 2007 Elephant & Castle Group Inc. (the “Company”) (OTCBB - PUBSF) today announced that the previously announced proposed acquisition by Repechage Investments Limited (“Repechage Investments”) and Repechage Restaurant Group Ltd. (“Repechage”), a wholly-owned subsidiary of Repechage Investments, by way of plan of arrangement (the “Arrangement”) under the Business Corporations Act (British Columbia), was approved by its securityholders and creditors on March 12, 2007 and received the approval of the British Columbia Supreme Court on March 14, 2007.

The Arrangement remains subject to the fulfillment of certain conditions and the parties anticipate completion of the Arrangement by the end of March 2007.

About Repechage Investments

Repechage Investments is an investment company formed under the laws of Newfoundland and Labrador that holds investments in the transportation, service and real estate sectors. Repechage Investments is closely held, with a majority of its shares being held by David L. Dobbin and members of his family.

About the Company

Elephant & Castle Group Inc. is the premier operator and franchisor of authentic British-style pubs with 24 locations throughout North America.

This press release contains forward-looking statements, including those relating to the satisfaction of the obligations contained in the Arrangement Agreement and the completion of the transactions contemplated therein. Forward-looking statements include statements about plans and proposals for future actions, or events or conditions that may occur in the future. The words “believe”, “expect”, “intend”, “anticipate”, “propose”, or variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to risks and uncertainties and other factors that could cause actual events, conditions or results to differ materially from those anticipated in the forward-looking statements as a result of a variety of risks, uncertainties and other factors, including, without limitation, that conditions to closing of Arrangement may not be satisfied or that one or more third parties may make competing acquisition proposals, commence litigation or take other action to seek to delay or prevent consummation of the Arrangement. The Company assumes no obligation to update forward-looking statements to reflect future events.

Elephant & Castle Group Inc.
12h Floor, 1190 Hornby Street, Vancouver, BC V6Z 2K5
Ph: (604) 684-6451 Fax: (604) 684-8595